UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2014

________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)

________________________

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2014, LKQ Corporation (the “Company”) and Euro Car Parts Limited ("ECP"), an indirect wholly-owned subsidiary of the Company, entered into an agreement (the “APX Agreement”) with Sukhpal Singh Ahluwalia and APX Autopart Express Limited ("APX"), a company incorporated in England and controlled by Mr. Ahluwalia.  A description of the APX Agreement is set forth in Item 5.02 of this Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 10, 2014, the Board of Directors of the Company elected Sukhpal Singh Ahluwalia as a member of the Board of Directors.

Mr. Ahluwalia’s election to the Board of Directors occurred pursuant to the APX Agreement. The key terms of the APX Agreement include (a) the purchase by ECP of certain assets owned by APX, (b) an agreement to appoint Mr. Ahluwalia to the Board of Directors of the Company, (c) an agreement to appoint Mr. Ahluwalia to the position of Chairman of ECP and to enter into an employment agreement (the “Service Agreement”) in connection therewith, (d) an agreement to offer to re-employ the former employees of ECP who had terminated their employment with ECP and joined APX, and (e) an agreement to discuss the establishment by the Company and Mr. Ahluwalia of a joint venture in India for the distribution of mechanical aftermarket vehicle parts. In consideration of the transactions in the APX Agreement, ECP paid APX £4,000,000.

The key terms of the Service Agreement include (a) a three-year term, (b) duties that include overseeing the formulation of ECP’s business strategy, (c) an annual base salary of £350,000 and a potential bonus of up to £150,000 upon the achievement of budgeted financial targets by the Company’s business in the United Kingdom, and (d) agreements by Mr. Ahluwalia for a period ending 12 months after his termination date not to compete with, solicit customers of or solicit key employees of the Company’s United Kingdom business.

In connection with Mr. Ahluwalia's election to the Board of Directors of the Company, Mr. Ahluwalia and the Company also entered into an Indemnification Agreement in a form substantially identical to the Indemnification Agreements currently in place with the executive officers and other directors of the Company.

Mr. Ahluwalia served as Chairman of ECP until June 2014. For such services, he received a total of £409,543 in salary, bonus and other compensation for 2013 and a total of £431,278 in salary, bonus and other compensation for 2014.

In connection with the Company's acquisition of ECP in October 2011, the Company agreed to pay the former owners of ECP (including Mr. Ahluwalia) up to an additional £55,000,000 in the event ECP achieved certain EBITDA targets during the years ended December 31, 2012 and 2013. Pursuant to this agreement, the Company paid an affiliate of Mr. Ahluwalia approximately £22,445,000 in March 2013 and £26,934,000 in April 2014.

ECP leases warehouse space in Wembley, England from an affiliate of Mr. Ahluwalia. The annual rent under the lease is £520,000 plus common area expenses.

The summaries of the APX Agreement and the Service Agreement set forth above do not purport to be complete and are subject to and qualified in their entirety by reference to the APX Agreement and the Service Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	APX Agreement between Euro Car Parts Limited, LKQ Corporation, Sukhpal Singh Ahluwalia and APX Autopart Express Limited dated as of November 7, 2014.
10.2	Service Agreement between Euro Car Parts Limited and Sukhpal Singh Ahluwalia dated as of November 7, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 13, 2014

LKQ CORPORATION

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel